Annual Meeting of Shareholders May 23, 2017

FORWARD LOOKING STATEMENT As an introduction to the information we will be discussing, please be aware that some of our comments can be considered forward-looking statements as defined by the federal securities laws and as outlined in the Company’s SEC filings. As such, any forward-looking statements are based on currently available information and management’s assumptions, expectations, and estimates; however, actual results may vary significantly. Risk factors that could cause actual results to vary from expectations are described in the Company’s filings with the SEC. These factors are also available in our most recent earnings release which can be viewed on our website at www.middlesexwater.com or in our Annual Report.

“Our employees continued to deliver for our customers and shareholders in 2016 through a number of operational improvements, enhanced service quality, a heightened focus on our asset management program and customer growth.” LOOKING BACK AT 2016

Whoa! That’s a big number, aren’t you proud? 2017 MILESTONE: OUR 120 th YEAR

OUR SUITE OF SERVICES Public Private Partnerships Renewable Energy Military Base Water Systems Contract Operations Industrial Applications Regulated Utility Ownership

America’s Infrastructure Scores a D+ ASCE 2017 INFRASTRUCTUREREPORT CARD New Jersey DelawareNew Jersey Pennsylvania C D AMERICAN SOCIETY OF CIVIL ENGINEERS D-D Unavailable

FINANCIAL HIGHLIGHTS

NET INCOME ($Millions) 14.4 16.6 18.5 20 22.7 0 5 10 15 20 25 2012 2013 2014 2015 2016

EARNINGS PER SHARE $0.90 $1.03 $1.13 $1.22 $1.38 $0.00 $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 $1.40 $1.60 2012 2013 2014 2015 2016

REVENUES ($Millions) $110.00 $115.00 $117.10 $126.00 $132.90 $0.00 $20.00 $40.00 $60.00 $80.00 $100.00 $120.00 $140.00 2012 2013 2014 2015 2016

OPERATING REVENUES 88% 12% Regulated Non Regulated Regulated Business: Water & wastewater customers in NJ, DE, and PA. Non-Regulated Contract Services: Operation & maintenance of water/wastewater systems in NJ, and DE.

SOURCES OF REVENUE (2016) 48.30% 17.50% 9.80% 11.70% 11.00% 2.70% Residential Comm/Ind Fire Protection Contract Sales Contract Ops Other

SOURCES OF REVENUE (1991) 38.90% 31.20% 12.60% 17.00% 0.20% Residential Comm/Ind Fire Protection Contract Sales Other

FIRST QUARTER 2017 RESULTS 2017 2016 Operating Revenues $30.1 $30.6 O & M Expenses $15.7 $15.8 Net income $4.4 $ 4.8 Diluted Earnings per Share $0.27 $0.29

RATE ACTIVITY Effective Revenues Tidewater DSIC Jan. 2017 $0.3M Pinelands Water May 2016/17 $0.4M Pinelands WW May 2016 $0.1M Twin Lakes June 2016 $0.1M 15

$223 Million Estimated capital expenditures for years 2017-2019. CONSTRUCTION PROGRAM

CAPITAL EXPENDITURES (Millions) 2017 2018 2019 Distribution Network $39 $50 $46 Production System 12 32 21 IT Systems 4 1 1 Other 5 6 6 Total $60 $89 $74

UTILITY PLANT (Millions) $385 $421 $472 $546 $610 $222 $233 $242 $257 $267 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 2015 2016 2017 2018 2019 Delaware New Jersey 18

FUNDING Capital ▪ Cash Flow from Operations ▪ Dividend Reinvestment Plan Proceeds ▪ Short-term Lines of Credit ▪ Long-term Debt ▪ Common Stock Offering

2017 LONG-TERM DEBT Qualified Projects Financed Under State Revolving Loan Programs Interest Rates Below Market 30 Year Final Maturity 2017 –New Jersey (3 Projects) Loan, $14.0 Million, Estimated @1.5%

DIVIDEND PAYOUT RATIO 83% 73% 68% 64% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% 0.90% 2012 2013 2014 2015 2016 59%

DIVIDENDS $0.74 $0.75 $0.76 $0.77 $0.80 $0.84 $0.68 $0.70 $0.72 $0.74 $0.76 $0.78 $0.80 $0.82 $0.84 $0.86 2012 2013 2014 2015 2016 2017 ▪ Cash dividends paid since 1912 ▪ 44 consecutive years of annual dividend rate increases

Whoa! That’s a big number, aren’t you proud? OPERATIONS HIGHLIGHTS

October 2016 NJDEP Issues Drought Warning April 2017 NJDEP Lifts Drought Warning DROUGHT WARNING LIFTED

Whoa! That’s a big number, aren’t you proud? RECENT TECHNICAL INNOVATION REPAIRING A LEAKING MAIN UNDERNEATH BUSY HIGHWAY

Carbon Fiber Pipeline Repair UPGRADE OF 385 LINEAL FEET 30-inch wide pipeline Crews manually install the Carbon Fiber

Crews working inside the main.

BETTER RELIABILITY & RESILIENCY Middlesex Water Company is focused on upgrading water and wastewater infrastructure for current and future generations of customers.

WESTERN TRANSMISSION MAIN 4.6 Mile Transmission Pipeline Provides Critical Reliability

RENEW 2016 ▪ $12.0 Million Project ▪ 8 Miles of Main ▪ Township of Edison and City of South Amboy Sample Customer Notice

2017 ▪$10.0 Million Project ▪27,000 Feet of Mains ▪Borough of South Plainfield IMPROVING FIREFLOWS & SERVICE QUALITY

METER RELOCATION PROJECT

ELEVATED STORAGE NEEDS Sites are being evaluated for three large water storage tanksto maintain adequate supply and enhanced fire protection during: xPeaks xDroughts xEmergencies Post Hurricane Sandy Action Item

Whoa! That’s a big number, aren’t you proud? CONVERSION TO OZONE TREATMENT ▪ Compliance with Anticipated Regulatory Requirements ▪ Prevents formation of THMs Renderings of Proposed Ozone Facility

Station Booster UPGRADES AT TINGLEY LANE WELLFIELD ▪ Being upgraded to match current demands ▪ Helps ensure emergency back-up power

Estimated capital expenditures for years 2017-2019. FIELD SAFETY TRAINING MWC conducts frequent training including Cybersecurity Awareness Training

TANK REHABILITATION PROGRAM -DE 200,000 gallon Elevated Tank Serving the WoodfieldCommunity in Kent County

CAPITAL PROJECTS -DELAWARE

Whoa! That’s a big number, aren’t you proud? GROWTH

▪ 5 Year Operations and Maintenance Contract ▪ Assisting Lewes, DE Board of Public Works ▪ Will provide 24/7 operations and assist with capital planning and quality control WHITE MARSH WINS 5 YEAR O & M CONTRACT

Whoa! That’s a big number, aren’t you proud? LEWES WATER RECLAMATION FACILITY

DELAWARE CUSTOMER GROWTH 3,000 10,100 21,300 38,000 44,180 50,000 61,000 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 1992 1997 2002 2007 2012 2016 Build Out

Online E-billing lets customers receive and pay bills electronically from their desktop, tablet or smart phone x Flexibility x Convenience x 24/7 Access

EMERGENCY HOME REPAIR SERVICES ▪ Water Line ▪ Sewer/Septic Line ▪ Interior Plumbing/Drainage ▪ Water Heater ▪ Combined Water/Sewer Line ▪ Heating System ▪ Cooling System 48,000 Contracts in Place 30,000 Customers

SUPPORTING OUR COMMUNITIES Employees volunteered at Ronald McDonald House in Wilmington, DE.

EDUCATING THE PUBLIC

HONORS Leadership DE Young Professionals DE Operators of the Year General Counsel of the Year Finalist Delaware Top Workplaces –7 th Time Water/WW Professionals Team Award NYSE Governance Services Leadership Awards Finalist Rotary Honors Spotlight Award Top Ops Competition DTCC Scholarship

SALUTING OUR RETIREES Water utilities face aging workforce challenges and are focused on recruiting, attracting and training a new generation of workers. Collectively 155+ years of Service Robert Capano Richard Cox Frank Falco Thomas Herholdt

This presentation will be available on our Investor Relations Site at www.middlesexwater.com QUESTIONS? Thank you for your ongoing support!